Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-110372 and 333-215193 on Form S-8 of our report dated June 10, 2025, relating to the financial statements and supplemental schedule of PPL Employee Stock Ownership Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
June 10, 2025